UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Wendy’s/Arby’s Group, Inc. Name of the Registrant as Specified In Its Charter

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May 13, 2009

    Wendy’s/Arby’s Group, Inc. (the “Company”) has decided not to agree to contractual provisions in future contracts with named executive officers requiring the Company to reimburse such executive officers for excise taxes payable on a change in control of the Company, except for certain circumstances where the Company believes that special accommodations have to be made to recruit a new executive officer to the Company. In such a case, the excise tax “gross ups” will be limited to payments triggered by both a change in control and termination of employment and will be subject to a three year sunset provision. In addition, the Company has decided not to agree to contractual provisions in future contracts with named executive officers requiring the Company to make severance payments solely as a result of (i) a change in control of the Company or (ii) a change in control of the Company and the passage of time. The foregoing shall not apply to the renewal of any currently existing employment agreements in accordance with the current provisions thereof.